SIXTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This sixth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of December 13, 2017 by and between American Century ETF Trust (“Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of January 21, 2020 (the “Effective Date”).

WHEREAS, the Trust and Foreside (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of two Funds; and

WHEREAS, Section 8(d) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.
Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of American Century Focused Dynamic Growth ETF and American Century Focused Large Cap Value ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

American Century ETF Trust            Foreside Fund Services, LLC

By:    /s/ Ryan L. Blaine                By:    Mark A. Fairbanks
Ryan L. Blaine                    Mark A. Fairbanks, Vice President        Assistant Vice President

EXHIBIT A

As of January 21, 2020

American Century Diversified Corporate Bond ETF
American Century Diversified Municipal Bond ETF
American Century Quality Diversified International ETF
American Century STOXX U.S. Quality Value ETF
American Century STOXX U.S. Quality Growth ETF
Avantis U.S. Equity ETF
Avantis International Equity ETF
Avantis Emerging Markets Equity ETF
Avantis U.S. Small Cap Value ETF
Avantis International Small Cap Value ETF
American Century Focused Dynamic Growth ETF
American Century Focused Large Cap Value ETF